     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 1997.
                                                    REGISTRATION NO. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                           RENAL TREATMENT CENTERS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)
            Delaware                                     23-2518331
 -------------------------------            ------------------------------------
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

                             Building 2, Suite 300
                           1180 West Swedesford Road
                          Berwyn, Pennsylvania 19312
                                (610) 644-4796
              ---------------------------------------------------
             (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ____________________

                         RENAL TREATMENT CENTERS, INC.
                     AMENDED AND RESTATED 1990 STOCK PLAN
                     ------------------------------------
                             (Full title of plan)
                             ____________________

                                Thomas J. Karl
                 Vice President, Secretary and General Counsel
                         Renal Treatment Centers, Inc.
                             Building 2, Suite 300
                           1180 West Swedesford Road
                          Berwyn, Pennsylvania 19312
                                (610) 644-4796
              ---------------------------------------------------
              (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ____________________

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                             Proposed            Proposed
 Title of securities     Amount to be    maximum offering   maximum aggregate      Amount of
  to be registered        registered      price per share     offering price    registration fee
Common Stock,          2,150,000 shares         (1)           $52,930,474 (1)        $16,040
$.01 par value
================================================================================================

(1) Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed as follows: (a) with respect to the 1,426,276 shares for which options have been granted but not exercised as of the date hereof, computed upon the basis of the exercise price of such options of $20.125 to $26.625 per share and (b) with respect to the 723,724 shares for which awards have not yet been made, computed on the basis of $29.50 per share, the average of the high and low sales prices of the Common Stock of the Company on the New York Stock Exchange on June 5, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     In accordance with General Instruction E of Form S-8, the contents of Renal Treatment Centers, Inc.'s Form S-8 Registration Statement No. 33-85750, which also relates to the Renal Treatment Centers, Inc. Amended and Restated 1990 Stock Plan, are incorporated herein by reference, and the following additional information is also provided.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The consolidated balance sheets of the Company and its subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996 incorporated by reference in this Prospectus have been incorporated by reference herein in reliance on the report, which includes reference to information audited by other auditors, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing, which report is also incorporated by reference herein.

     The Company acquired Wichita Dialysis Group and Healthcare Corporation and Affiliates in business combinations which have both been accounted for using the pooling-of-interests method of accounting. The financial statements of Wichita Dialysis Group and Healthcare Corporation and Affiliates for the year ended December 31, 1994 were audited by Baird, Kurtz & Dobson and Deloitte & Touche LLP, respectively, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing. Baird, Kurtz & Dobson and Deloitte & Touche LLP are independent auditors. The reports of Coopers & Lybrand L.L.P., insofar as they relate to the amounts included for Wichita Dialysis Group and Healthcare Corporation and Affiliates, are based solely on the reports of Baird, Kurtz & Dobson and Deloitte & Touche LLP, respectively.

     Mr. Steven J. Udicious, Assistant General Counsel of the Company, has passed upon the legality of the securities being offered pursuant to the Plan. As of June 1, 1997, Mr. Udicious held options to acquire 15,000 shares of Common Stock of the Company.

ITEM 8.  EXHIBITS.

   4.1 Renal Treatment Centers, Inc. Amended and Restated 1990 Stock Plan (incorporated herein by reference to Exhibit No. 10.1 filed under the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

   5.1 Opinion of counsel as to the legality of the securities being registered.

   23.1        Consent of counsel (included in the opinion filed as Exhibit
               5.1).

   23.2        Consent of Coopers & Lybrand L.L.P.

   23.3        Consent of Deloitte & Touche LLP.

   23.3        Consent of Baird, Kurtz & Dobson.

                                 SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Berwyn, Pennsylvania on June 10, 1997.

                                    RENAL TREATMENT CENTERS, INC.

                                    By:  /s/Robert L. Mayer, Jr.
                                         -----------------------
                                         Robert L. Mayer, Jr.,
                                         President

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Thomas J. Karl, Steven J. Udicious and Ronald H. Rodgers, Jr., and each or any of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him, and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            SIGNATURE                            TITLE                     DATE
----------------------------------  --------------------------------   -------------

 /s/ Robert L. Mayer, Jr.           President and Director             June 10, 1997
----------------------------------   (principal executive officer)
Robert L. Mayer, Jr.

                                    Executive Vice President and
----------------------------------   Director
Frederick C. Jansen

 /s/ Ronald H. Rodgers, Jr.         Vice President of Finance and      June 10, 1997
----------------------------------   Chief Financial Officer
Ronald H. Rodgers, Jr.               (principal financial officer)

 /s/ Keith Jones                    Controller (principal accounting   June 10, 1997
----------------------------------   officer)
Keith Jones

 /s/ Claire W. Gargalli             Director                           June 10, 1997
----------------------------------
Claire W. Gargalli

 /s/ Patrick T. Ryan                Director                           June 10, 1997
----------------------------------
Patrick T. Ryan

 /s/ Michael R. Walker              Director                           June 10, 1997
----------------------------------
Michael R. Walker

                                 EXHIBIT INDEX

                   (Pursuant to Item 601 of Regulation S-K)


EXHIBIT NO.    EXHIBIT

   4.1 Renal Treatment Centers, Inc. Amended and Restated 1990 Stock Plan (incorporated herein by reference to Exhibit No. 10.1 filed under the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

   5.1 Opinion of counsel as to the legality of the securities being registered.

   23.1        Consent of counsel (included in the opinion filed as Exhibit
               5.1).

   23.2        Consent of Coopers & Lybrand L.L.P.

   23.3        Consent of Deloitte & Touche LLP.

   23.4        Consent of Baird, Kurtz & Dobson.